EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement, relating to 7,706,760 shares of common stock, 2,250,000 Common Stock Class A Warrants and 2,250,000 Common Stock Class B Warrants of World Diagnostics, Inc. on Form SB-2, of our report dated July 5, 2000 on the consolidated balance sheet of World Diagnostics, Inc. and subsidiary as of March 31, 2000 and the related consolidated statements of operations, accumulated shareholders' deficit and cash flows for the year then ended appearing in the Prospectus part of this Registration Statement, and containing an explanatory paragraph with respect to the Company's ability to continue as a going concern.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus of the Registration Statement.

Miami Beach, Florida
January 26, 2001

                                            /s/ Gerson Preston & Company, P.A.

                                                                    EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated May 14, 1999 relating to the financial statements of World Diagnostics, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Miami, Florida
January 26, 2001